UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

_______________________________________________________________________________

iSTAR FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400
 _______________________________________________________________________________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                  Results of Operations and Financial Condition.

On April 29, 2014, iStar Financial Inc. issued an earnings release announcing its financial results for the first quarter ended March 31, 2014.  A copy of the earnings release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

ITEM 9.01                                  Financial Statements and Exhibits.

Exhibit 99.1                              Earnings Release.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	April 29, 2014	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	April 29, 2014	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings Release.

3

Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400
investors@istarfinancial.com

COMPANY CONTACTS	NYSE: STAR

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces First Quarter 2014 Results

▪	Adjusted income (loss) allocable to common shareholders for the first quarter 2014 was $(5.5) million, or $(0.07) per diluted common share.

▪	Funded $229 million of investments during the quarter.

▪	Achieved key milestones on certain land projects in Los Angeles, New York and Florida.

NEW YORK - April 29, 2014 - iStar Financial Inc. (NYSE: STAR) today reported results for the first quarter ended March 31, 2014.

First Quarter 2014 Results

iStar reported adjusted income (loss) allocable to common shareholders for the first quarter of $(5.5) million, or $(0.07) per diluted common share, compared to $(0.3) million, or $0.00 per diluted common share for the first quarter 2013.

Adjusted income (loss) represents net income (loss) computed in accordance with GAAP, prior to the effects of certain non-cash items, primarily including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income (loss) as well as reconciliations to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the first quarter was $(26.6) million, or $(0.31) per diluted common share, compared to $(41.3) million, or $(0.49) per diluted common share for the first quarter 2013.

Capital Markets

During the quarter, the Company repaid $46.0 million on its 2013 Secured Credit Facility, reducing the remaining balance to $1.33 billion. At the end of the quarter, the Company's collateral coverage on the facility exceeded 1.375x. So long as coverage is above 1.375x, the Company retains 50% of proceeds from principal repayments and sales of collateral, in addition to retaining all interest and lease income. The Company also repaid $13.3 million on its 2012 Secured Credit Facility, bringing the remaining balance to $418.1 million at March 31, 2014.

The Company’s weighted average effective cost of debt for the first quarter was 5.6%, a decrease from 5.7% for the fourth quarter of 2013. The Company’s leverage was 2.1x at March 31, 2014, up slightly from 2.0x at December 31, 2013, and at the low end of the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

Investment Activity

During the first quarter, iStar funded $180.8 million of new investments. This includes the previously announced project in Times Square in which iStar committed to provide 50% of an $815 million debt financing for the development of a mixed-use project that will include a 40-story EDITION branded hotel, retail space and prominent signage. In addition, the Company invested $48.7 million associated with ongoing developments and prior commitments.

iStar generated $267.7 million of proceeds from its portfolio during the first quarter, comprised of $102.9 million from repayments and sales of loans in its real estate finance portfolio, $76.0 million from sales of net lease assets, $47.7 million from sales of operating properties and $41.1 million of proceeds across other segments.

At the end of the quarter, iStar had $409.6 million of cash, which will be used primarily to fund future investment activity.

Portfolio Overview

At March 31, 2014, the Company’s total portfolio had a gross carrying value of $5.19 billion, which represents the Company’s carrying value, gross of $433.1 million of accumulated depreciation and $31.0 million of general loan loss reserves.

Real Estate Finance

At March 31, 2014, the Company’s real estate finance portfolio totaled $1.51 billion, gross of general loan loss reserves.

The portfolio included $1.30 billion of performing loans with a weighted average last dollar loan-to-value ratio of 70% and a weighted average maturity of 2.8 years. The performing loans included $659.5 million of first mortgages / senior loans and $644.8 million of mezzanine / subordinated debt. The performing loans generated a weighted average effective yield for the quarter of 8.6%.

At March 31, 2014, the Company’s non-performing loans (NPLs) had a carrying value of $203.2 million, consistent with the end of the prior quarter.

For the first quarter, the Company recorded a $3.4 million reversal of its loan loss provision, compared to a provision for loan losses of $10.2 million in the first quarter of 2013. At March 31, 2014, loan loss reserves totaled $370.1 million, or 21.9% of the total gross carrying value of loans.

Net Lease

At the end of the quarter, iStar’s net lease portfolio had a gross carrying value of $1.64 billion, gross of $343.3 million of accumulated depreciation. The Company’s net lease portfolio totaled 20 million square feet across 33 states.

Occupancy for the portfolio was 94.4% at the end of the quarter, with a weighted average remaining lease term of 11.4 years. The occupied assets generated an unleveraged weighted average effective yield of 8.0% on gross carrying value and the total net lease portfolio generated an unleveraged weighted average effective yield of 7.5% on gross carrying value for the quarter.

As previously announced, during the quarter the Company and a sovereign wealth fund entered into a venture to jointly invest in net lease assets. The net lease venture's first investment is a property net leased to AT&T, which was acquired by the venture during the first quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaled $946.8 million, gross of $86.2 million of accumulated depreciation, and was comprised of $746.9 million of commercial and $199.9 million of residential real estate properties. During the quarter, the Company funded $16.4 million of capital expenditures on its operating properties.

Commercial Operating

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types such as office, retail and hotel properties. These properties generated $34.2 million of revenue offset by $22.3 million of expenses during the quarter. iStar generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $131.5 million of stabilized commercial operating properties that were 86% leased and generated an unleveraged weighted average effective yield of 8.3% on gross carrying value for the quarter.

The remaining commercial operating properties were 61% leased and generated an unleveraged weighted average effective yield of 3.1% on gross carrying value for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed commercial operating property leases covering approximately 184,000 square feet.

Residential Operating

At the end of the quarter, the residential operating portfolio was comprised of 521 condominium units, generally located within luxury condominium projects in major U.S. cities. The Company’s strategy is to continue selling its remaining condominium inventory and to maximize net proceeds. During the quarter, the Company sold 96 condominium units, resulting in $47.7 million of proceeds and recorded $17.9 million of income, offset by $6.3 million of expenses.

Land

At the end of the quarter, the Company’s land portfolio totaling $972.9 million, gross of accumulated depreciation, was comprised of 11 master planned community projects, 10 urban infill land parcels and six waterfront land parcels located throughout the United States. During the quarter, the Company invested $15.1 million in its land portfolio through capital expenditures.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for more than 25,000 lots. The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company will develop, sell to or partner with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential units, and select projects include commercial, retail and office uses.

At March 31, 2014, the Company had six land projects in production, 10 in development and 11 in the pre-development phase. Highlights of recent progress include:

•
Received final entitlement approval at Ponte Vista, a master planned community in San Pedro, CA. The project becomes one of only a handful of master planned communities in supply-constrained Los Angeles. The plans will transform the existing 61.5 acres into a high-quality lifestyle community with up to 700 new single-family homes, townhomes and condominiums including significant community amenities and green space.

•
Signed a lot purchase agreement with a national homebuilder, covering 300 of the 1,154 lots at Naples Reserve, a master planned community in Naples, FL. The community's centerpiece is a 50-acre recreational lake and extensive waterscape. Current expectations are to develop and deliver initial finished lots by early next year.

•
Successfully expanded the entitlements for Wayfarer, a waterfront high-rise multifamily tower in Long Beach, NY. The new plans will allow iStar to increase the total project size to 522 condominiums. This is the first development of this magnitude to be built on Long Island in over 30 years.

•
Began construction of the second phase of Sage, a condominium development consisting of 72 two- and three-bedroom units in Scottsdale, AZ. This follows iStar's successful sell-out of phase one's 50 units in mid-2012.

Annual Meeting

The Company will host its Annual Meeting of Shareholders at the Sofitel Hotel, located at 45 West 44th Street, 2nd Floor, Trocadero Room, New York, New York 10036 on Thursday, May 22, 2014 at 9:00 a.m. EDT. All shareholders are cordially invited to attend.

[Financial Tables to Follow]

* * *

iStar Financial Inc. (NYSE: STAR) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company's website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, April 29, 2014. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, increases in NPLs, the Company's ability to reduce NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from non-performing loans, operating properties and land and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
REVENUES
Operating lease income	$62,108	$58,015
Interest income	27,914	24,667
Other income	14,584	11,393
Land sales revenue	4,143	—
Total revenues	$108,749	$94,075
COST AND EXPENSES
Interest expense	$57,456	$71,566
Real estate expense	42,613	37,808
Land cost of sales	3,654	—
Depreciation and amortization	18,613	17,324
General and administrative(1)	19,788	21,848
Provision for (recovery of) loan losses	(3,400)	10,206
Impairment of assets	2,979	—
Other expense	221	5,625
Total costs and expenses	$141,924	$164,377
Income (loss) before earnings from equity method investments and other items	$(33,175)	$(70,302)
Loss on early extinguishment of debt	(1,180)	(9,541)
Earnings from equity method investments	3,177	21,678
Income (loss) from continuing operations before income taxes	$(31,178)	$(58,165)
Income tax (expense) benefit	507	(4,075)
Income (loss) from continuing operations	$(30,671)	$(62,240)
Income (loss) from discontinued operations	—	1,246
Gain from discontinued operations	—	5,044
Income from sales of residential property	16,494	23,697
Net income (loss)	$(14,177)	$(32,253)
Net (income) loss attributable to noncontrolling interests	(454)	189
Net income (loss) attributable to iStar Financial Inc.	$(14,631)	$(32,064)
Preferred dividends	(12,830)	(10,580)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	889	1,381
Net income (loss) allocable to common shareholders	$(26,572)	$(41,263)
_______________________________________________________________________________
(1) For the three months ended March 31, 2014 and 2013, includes $2,075 and $5,202 of stock-based compensation expense, respectively.
(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units, restricted stock awards and common stock equivalents granted under the Company's LTIP who are eligible to participate in dividends.

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations(1)
Basic and diluted	$(0.31)	$(0.56)
Net income (loss) attributable to iStar Financial Inc.
Basic and diluted	$(0.31)	$(0.49)
Adjusted income (loss)
Basic and diluted	$(0.07)	$—
Weighted average shares outstanding
Basic and diluted	84,819	84,824
Common shares outstanding at end of period	84,855	85,052

EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations(1)
Basic and diluted	$(59.27)	$(105.61)
Net income (loss) attributable to iStar Financial Inc.
Basic and diluted	$(59.27)	$(92.07)
Weighted average shares outstanding
Basic and diluted	15	15
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	March 31, 2014	December 31, 2013
ASSETS

Real estate
Real estate, at cost	$3,147,119	$3,220,634
Less: accumulated depreciation	(433,149)	(424,453)
Real estate, net	$2,713,970	$2,796,181
Real estate available and held for sale	334,691	360,517
	$3,048,661	$3,156,698
Loans receivable and other lending investments, net	1,476,490	1,370,109
Other investments	205,097	207,209
Cash and cash equivalents	409,598	513,568
Restricted cash	50,593	48,769
Accrued interest and operating lease income receivable, net	15,745	14,941
Deferred operating lease income receivable	94,911	92,737
Deferred expenses and other assets, net	186,620	237,980
Total assets	$5,487,715	$5,642,011

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$112,195	$170,831
Debt obligations, net	4,102,050	4,158,125
Total liabilities	$4,214,245	$4,328,956

Redeemable noncontrolling interests	$11,353	$11,590

Total iStar Financial Inc. shareholders' equity	$1,205,569	$1,243,260
Noncontrolling interests	56,548	58,205
Total equity	$1,262,117	$1,301,465

Total liabilities and equity	$5,487,715	$5,642,011

iStar Financial Inc.
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	$—	$38,881	$23,001	$226	$—	$62,108
Interest income	27,914	—	—	—	—	27,914
Other income	399	214	12,666	226	1,079	14,584
Land sales revenues	—	—	—	4,143	—	4,143
Total revenue	$28,313	$39,095	$35,667	$4,595	$1,079	$108,749
Earnings (loss) from equity method investments	—	286	217	(258)	2,932	3,177
Income from sales of residential property	—	—	16,494	—	—	16,494
Revenue and other earnings	$28,313	$39,381	$52,378	$4,337	$4,011	$128,420
Real estate expense	—	(5,674)	(28,614)	(8,325)	—	(42,613)
Land cost of sales	—	—	—	(3,654)	—	(3,654)
Other expense	(430)	—	—	—	209	(221)
Allocated interest expense	(15,452)	(18,610)	(10,259)	(7,159)	(5,976)	(57,456)
Allocated general and administrative(1)	(3,090)	(3,799)	(2,189)	(3,049)	(5,586)	(17,713)
Segment profit (loss)	$9,341	$11,298	$11,316	$(17,850)	$(7,342)	$6,763

AS OF MARCH 31, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,611,246	$726,356	$809,517	$—	$3,147,119
Less: accumulated depreciation	—	(343,294)	(86,173)	(3,682)	—	(433,149)
Real estate, net	$—	$1,267,952	$640,183	$805,835	$—	$2,713,970
Real estate available and held for sale	—	—	204,653	130,038	—	334,691
Total real estate	$—	$1,267,952	$844,836	$935,873	$—	$3,048,661
Loans receivable and other lending investments, net	1,476,490	—	—	—	—	1,476,490
Other investments	—	33,441	15,794	33,312	122,550	205,097
Total portfolio assets	$1,476,490	$1,301,393	$860,630	$969,185	$122,550	$4,730,248
Cash and other assets						757,467
Total assets						$5,487,715
_______________________________________________________________________________
(1) Excludes $2,075 of stock-based compensation expense.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
ADJUSTED INCOME
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(26,572)	$(41,263)
Add: Depreciation and amortization	18,895	17,454
Add: Provision for loan losses	(3,400)	10,206
Add: Impairment of assets	2,979	(32)
Add: Stock-based compensation expense	2,075	5,202
Add: Loss on early extinguishment of debt	1,180	9,541
Less: HPU/Participating Security allocation	(703)	(1,372)
Adjusted income (loss) allocable to common shareholders(1)	$(5,546)	$(264)
_______________________________________________________________________________
(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $130 and $(32), respectively, for the three months ended March 31, 2013. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

Three Months Ended March 31, 2014
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$79,152
Average total assets (B)	$5,564,863
Expense Ratio (A) / (B)	1.4%

As of
March 31, 2014
Leverage
Book debt	$4,102,050
Less: Cash and cash equivalents	(409,598)
Net book debt (C)	$3,692,452

Book equity	$1,262,117
Add: Accumulated depreciation and amortization	479,896
Add: General loan loss reserves	31,000
Sum of book equity, accumulated depreciation and general loan loss reserves (D)	$1,773,013
Leverage (C) / (D)	2.1x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(1)	$3,221,573
Unsecured debt (F)	$2,106,890
Unencumbered Assets / Unsecured Debt (E) / (F)	1.5x
_______________________________________________________________________________
(1) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

			As of
			March 31, 2014
UNFUNDED COMMITMENTS

Performance-based commitments			$284,774
Strategic investments			46,382
Total Unfunded Commitments			$331,156

LOAN RECEIVABLE CREDIT STATISTICS	As of
	March 31, 2014		December 31, 2013

Carrying value of NPLs /
As a percentage of total carrying value of loans	$203,174	15.4%	$203,604	16.6%

Impaired loan asset specific reserves for loan losses /
As a percentage of gross carrying value of impaired loans(1)	$339,076	49.3%	$348,004	46.3%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(1)	$370,076	21.9%	$377,204	23.5%
_______________________________________________________________________________
(1) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2014(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Land	$96	$—	$—	$973	$1,069	20.6%
Office	10	432	296	—	738	14.2%
Industrial / R&D	105	534	52	—	691	13.3%
Mixed Use / Mixed Collateral	417	—	169	—	586	11.3%
Entertainment / Leisure	78	475	—	—	553	10.6%
Hotel	250	136	100	—	486	9.4%
Retail	196	57	130	—	383	7.4%
Condominium	98	—	200	—	298	5.7%
Other Property Types	257	10	—	—	267	5.1%
Strategic Investments	—	—	—	—	123	2.4%
Total	$1,507	$1,644	$947	$973	$5,194	100.0%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Northeast	$579	$374	$154	$194	$1,301	25.0%
West	141	412	182	352	1,087	20.9%
Southeast	263	237	224	90	814	15.7%
Mid-Atlantic	172	177	154	182	685	13.2%
Southwest	119	220	181	127	647	12.5%
Central	88	67	48	10	213	4.1%
Northwest	24	81	4	18	127	2.4%
International	111	—	—	—	111	2.1%
Various	10	76	—	—	86	1.7%
Strategic Investments	—	—	—	—	123	2.4%
Total	$1,507	$1,644	$947	$973	$5,194	100.0%

_______________________________________________________________________________
(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.